Exhibit 99.1

BioScrip Reports Third Quarter 2018 Financial Results

DENVER, CO, November 6, 2018 – BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip" or the "Company"), the largest independent national provider of infusion and home care management solutions, today announced its third quarter 2018 financial results.

Third Quarter 2018 Highlights

•	Net revenue of $181.0 million, compared to $198.7 million in the third quarter of 2017. Excluding exited UHC therapy line revenue from the prior year quarter, net revenue increased approximately 5%.

•	Net loss from continuing operations of $8.1 million, a $5.0 million improvement compared to the prior year quarter.

•	Adjusted EBITDA of $16.4 million, 25% above the prior year quarter, driven by a 510 basis point improvement in gross profit margin, reflecting ASC 606 pro forma adjustments.

•	Core mix increased to 75.7%, a 60 basis point sequential increase compared to the second quarter of 2018, and a 10 basis point increase compared to the prior year quarter.

•	Net cash provided by operating activities of $0.2 million in the third quarter, reflecting operational cash flow of $13.8 million, offset by interest payments of $13.6 million, including bi-annual bond interest payments of $8.8 million.

•	Liquidity of $18.9 million at September 30, 2018, consisting of cash and cash equivalents.

Daniel E. Greenleaf, President and Chief Executive Officer, commented, “BioScrip achieved record third quarter adjusted EBITDA driven by revenue growth, higher gross profit margin, and ongoing operating expense discipline. We delivered comparable revenue growth for the first time since the fourth quarter of 2015. Given the team’s strong third quarter performance and our momentum that is expected to continue into the fourth quarter, we are increasing full year 2018 guidance for revenue between $710 million and $720 million*, and maintaining our adjusted EBITDA guidance between $54 million and $58 million.”

“Further, we remain increasingly confident that BioScrip can achieve at least $75 million in adjusted EBITDA in 2019, as the Company is positioned for continued revenue growth in line with market growth rates, and enhanced profitability though key initiatives in revenue cycle management, procurement and managed care relationships.”

* Implementation of ASC 606 during the first quarter of 2018 resulted in the recognition of amounts previously recorded as bad debt expense as a reduction to revenue. The impact of the change in accounting principle reduced both revenue and bad debt expense by $5.7 million during the third quarter. The implementation of ASC 606 did not impact operating income or Adjusted EBITDA during the third quarter of 2018 and will not impact operating income or Adjusted EBITDA on a go-forward basis.

Conference Call and Presentation

BioScrip will host a conference call and live webcast on November 6, 2018, at 9:00 a.m. Eastern Time, to discuss its third quarter 2018 financial results. Interested parties may participate by dialing 877-423-9820 (U.S.) or by accessing a link under the "Investors" section on the Company's website at www.bioscrip.com.

An audio webcast and archive will be available within two hours of the call’s completion under the “Investors" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is the largest independent national provider of infusion and home care management solutions, with approximately 2,100 teammates and nearly 70 service locations across the U.S. BioScrip partners with physicians, hospital systems, payors, pharmaceutical manufacturers and skilled nursing facilities to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Investor Contacts

Stephen Deitsch	Kalle Ahl, CFA
Chief Financial Officer & Treasurer	The Equity Group
T: (720) 697-5200	T: (212) 836-9614
stephen.deitsch@bioscrip.com	kahl@equityny.com

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding guidance, projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, incremental cost structure improvements and other statements regarding the Company's financial improvement plan and strategy and anticipated effects of the Cures Act. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statement include but are not limited to risks associated with: the Company’s ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in its debt agreements; the Company’s ability to grow its core Infusion revenues; the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; the Company’s ability to evaluate opportunities for improvement and implement solutions as part of its strategic review process; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

BIOSCRIP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except for share amounts)
(unaudited)

	September 30, 2018	December 31, 2017

ASSETS
Current assets
Cash and cash equivalents	$18,944	$39,457
Restricted cash	4,320	4,950
Accounts receivable, net of allowance for doubtful accounts of $0 and $37,912 as of
September 30, 2018 and December 31, 2017, respectively	113,628	85,522
Inventory	23,105	38,044
Prepaid expenses and other current assets	11,944	18,620
Total current assets	171,941	186,593
Property and equipment, net of accumulated depreciation of $97,788 and $88,298 as of
September 30, 2018 and December 31, 2017, respectively	25,177	26,973
Goodwill	367,198	367,198
Intangible assets, net of accumulated amortization of $47,120 and $40,436 as of September 30, 2018
and December 31, 2017, respectively	12,030	19,114
Deferred taxes	990	1,098
Other non-current assets	1,836	2,116
Total assets	$579,172	$603,092
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current portion of long-term debt	$2,076	$1,722
Accounts payable	63,901	65,963
Amounts due to plan sponsors	1,546	4,621
Accrued interest	2,268	6,706
Accrued expenses and other current liabilities	26,204	26,118
Total current liabilities	95,995	105,130
Long-term debt, net of current portion	496,770	478,866
Other non-current liabilities	22,744	21,769
Total liabilities	615,509	605,765
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized;
21,630 and 21,645 shares issued and outstanding as of September 30, 2018 and
December 31, 2017, respectively; and $3,172 and $2,916 liquidation preference as of
September 30, 2018 and December 31, 2017, respectively	3,126	2,827
Series C convertible preferred stock, $.0001 par value; 625,000 shares authorized;
614,177 shares issued and outstanding as of September 30, 2018 and December 31, 2017;
and $92,038 and $84,555 liquidation preference as of September 30, 2018 and
December 31, 2017, respectively	87,225	79,252
Stockholders' deficit
Preferred stock, $.0001 par value; 5,000,000 shares authorized; no shares issued and
outstanding as of September 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $.0001 par value; 250,000,000 shares authorized; 128,064,145 and 127,634,012
shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	13	13
Treasury stock, 287,248 and 5,106 shares outstanding, at cost, as of September 30, 2018 and
December 31, 2017, respectively	(849)	(16)
Additional paid-in capital	619,989	624,762
Accumulated deficit	(745,841)	(709,511)
Total stockholders' deficit	(126,688)	(84,752)
Total liabilities and stockholders' deficit	$579,172	$603,092

BIOSCRIP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net revenue	$180,962	$198,692	$525,335	$634,608
Cost of revenue (excluding depreciation expense)	115,051	132,129	344,419	435,560
Gross profit	65,911	66,563	180,916	199,048
% of revenues	36.4%	33.5%	34.4%	31.4%

Other operating expenses	38,216	38,143	116,378	124,755
Bad debt expense	-	6,488	-	19,648
General and administrative expenses	12,478	9,405	34,084	28,325
Restructuring, acquisition, integration, and other expenses	885	4,037	4,789	11,407
Change in fair value of equity linked liabilities	1,605	1,103	1,228	1,103
Depreciation and amortization expense	5,767	7,058	18,617	21,288
Interest expense	14,971	13,360	42,171	38,649
Loss on extinguishment of debt	-	-	-	13,453
Loss (gain) on dispositions	(10)	(33)	(330)	652
Loss from continuing operations, before income taxes	(8,001)	(12,998)	(36,021)	(60,232)
Income tax expense	102	60	191	1,397
Loss from continuing operations, net of income taxes	(8,103)	(13,058)	(36,212)	(61,629)
Income (loss) from discontinued operations, net of income taxes	(71)	66	(118)	(606)
Net loss	$(8,174)	$(12,992)	$(36,330)	$(62,235)
Accrued dividends on preferred stock	(2,861)	(2,569)	(8,272)	(7,435)
Loss attributable to common stockholders	$(11,035)	$(15,561)	$(44,602)	$(69,670)

Loss per common share:
Loss from continuing operations, basic and diluted	$(0.09)	$(0.12)	$(0.35)	$(0.56)
Loss from discontinued operations, basic and diluted	-	-	-	(0.01)
Loss per common share, basic and diluted	$(0.09)	$(0.12)	$(0.35)	$(0.57)

Weighted average number of common shares outstanding,
basic and diluted	127,528	127,488	127,893	122,519

BIOSCRIP, INC. AND SUBSIDIARIES
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Loss from continuing operations, net of income taxes	$(8,103)	$(13,058)	$(36,212)	$(61,629)

Interest expense	(14,971)	(13,360)	(42,171)	(38,649)
Change in fair value of equity linked liabilities	(1,605)	(1,103)	(1,228)	(1,103)
Gain (loss) on dispositions	10	33	330	(652)
Loss on extinguishment of debt	-	-	-	(13,453)
Income tax expense	(102)	(60)	(191)	(1,397)
Depreciation and amortization expense	(5,767)	(7,058)	(18,617)	(21,288)
Stock-based compensation expense	(1,224)	(545)	(3,032)	(1,525)
Restructuring, acquisition, integration, and other expenses (1)	(885)	(4,037)	(4,789)	(11,407)
Consolidated Adjusted EBITDA	$16,441	$13,072	$33,486	$27,845

(1)	Restructuring, acquisition, integration and other expenses, include costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed locations.

BIOSCRIP, INC AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	September 30, 2018
Cash flows from operating activities:
Net loss	$(13,017)	$(15,139)	$(8,174)	$(36,330)
Less: Loss from discontinued operations, net of income taxes	(30)	(15)	(73)	(118)
Loss from continuing operations, net of income taxes	(12,987)	(15,124)	(8,101)	(36,212)
Adjustments to reconcile net loss from continuing operations, net of income taxes to net cash used in operating activities:
Depreciation and amortization	6,486	6,366	5,765	18,617
Amortization of deferred financing costs and debt discount	2,023	2,048	2,013	6,084
Change in fair value of equity linked liabilities	(3,439)	3,064	1,603	1,228
Change in deferred income taxes	31	25	52	108
Stock-based compensation	556	1,253	1,223	3,032
Paid-in-kind interest capitalized as principal on Second Lien Note Facility	-	-	3,800	3,800
Gain on dispositions	(305)	(13)	(12)	(330)
Changes in assets and liabilities:
Accounts receivable	(2,663)	(8,734)	(16,709)	(28,106)
Inventory	(3,505)	16,264	2,180	14,939
Prepaid expenses and other assets	8,807	1,247	(3,098)	6,956
Accounts payable	2,872	(19,574)	14,640	(2,062)
Amounts due to plan sponsors	(969)	(1,468)	(638)	(3,075)
Accrued interest	(4,487)	4,510	(4,461)	(4,438)
Accrued expenses and other liabilities	2,418	(4,984)	1,899	(667)
Net cash used in operating activities from continuing operations	(5,162)	(15,120)	156	(20,126)
Net cash used in operating activities from discontinued operations	(30)	(15)	(72)	(117)
Net cash provided by (used in) operating activities	(5,192)	(15,135)	84	(20,243)
Cash flows from investing activities:
Purchases of property and equipment	(2,646)	(4,300)	(2,462)	(9,408)
Net cash used in investing activities	(2,646)	(4,300)	(2,462)	(9,408)
Cash flows from financing activities:
Borrowing of long-term debt	-	10,000	-	10,000
Repayments of capital leases	(967)	(218)	(438)	(1,623)
Net activity from exercises of employee stock awards	(300)	121	310	131
Net cash provided by (used in) financing activities	(1,267)	9,903	(128)	8,508
Net change in cash, cash equivalents and restricted cash	(9,105)	(9,532)	(2,506)	(21,143)
Cash, cash equivalents and restricted cash - beginning of period	44,407	35,302	25,770	44,407
Cash, cash equivalents and restricted cash - end of period	$35,302	$25,770	$23,264	$23,264

BIOSCRIP, INC AND SUBSIDIARIES
FULL YEAR 2018 GUIDANCE
(dollars in millions, except EPS)
	Low End	High End
	of Range	of Range

Revenues	$710.0	$720.0

Loss from continuing operations, net of income taxes	(41.4)	(33.9)

Interest expense	58.0	57.0
Change in fair value of equity linked liabilities	1.2	1.2
Gain on dispositions	(0.3)	(0.3)
Income tax expense	0.8	0.3
Depreciation and amortization	25.0	24.0
Stock-based compensation	4.7	4.2
Restructuring, acquisition, integration, and other expenses	6.0	5.5
Consolidated Adjusted EBITDA	$54.0	$58.0
Consolidated Adjusted EBITDA Margin	7.6%	8.1%

Diluted Loss Per Common Share	$(0.32)	$(0.26)
Weighted-Average Diluted Shares	128.0	128.0